EX-11
EARNINGS PER SHARE

Exhibit 11. Statement Re: Computation of Per Share Earnings

                                                                                  Fiscal Years Ending
                                                            January 29, 2000       January 30, 1999            January 31, 1998
                                                            --------------------------------------------------------------------
                                                                                     (In thousands except per share data)
Basic EPS Computation
  Numerator:
     Net income (loss)                                             $ (12,493)             $ (18,541)                $   (29,063)
  Denominator:
     Weighted average common shares outstanding                       16,088                 15,810                      15,649
                                                                   ---------              ---------                 -----------

                       Basic EPS                                   $   (0.78)             $   (1.17)                $     (1.86)
                                                                   =========              =========                 ===========

Diluted EPS Computation
  Numerator:
     Net income (loss)                                             $ (12,493)             $ (18,541)                $   (29,063)
  Denominator:
     Weighted average common shares outstanding                       16,088                 15,810                      15,649
     Stock Options, excluding anti-dilutive options
        of 114, 80 and 34 shares for January 29, 2000,
        January 30, 1999 and January 31, 1998,
        respectively                                                      --                     --                          --
                                                                   ---------              ---------                 -----------
     Total Shares                                                     16,088                 15,810                      15,649
                                                                   ---------              ---------                 -----------

                       Diluted EPS                                 $   (0.78)             $   (1.17)                $     (1.86)
                                                                   =========              =========                 ===========